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                                                                      EXHIBIT 11


                           FIRST BELL BANCORP, INC.
                   COMPUTATION OF PRIMARY EARNINGS PER SHARE
                   FOR THE THREE MONTHS ENDED MARCH 31, 1997
                   (In Thousands, except per share amounts)
                                  (unaudited)


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
Net income applicable to common stock                             $ 1,996
                                                                  =======

EARNINGS PER SHARE

Average number of shares of common stock outstanding                7,611

LESS:  Weighted average unearned ESOP shares                          627
                                                                  -------
                                                                    6,984
                                                                  =======

Earnings per share                                                $  0.29
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